Exhibit 99.1

CSK Auto Corporation Presentation with Investors to be Webcast

PHOENIX, October 26, 2005 (BUSINESS WIRE) – Members of the management team of CSK Auto Corporation (NYSE: CAO) will be presenting at the Gabelli 29th Annual Automotive Symposium Conference commencing at 12:30 p.m. Eastern Standard Time on November 2, 2005 in Las Vegas.

The presentation and accompanying slides will be webcast. We invite interested parties to access the webcast live and for five days thereafter through our web site at www.cskauto.com. Just click on “Investors” and then click “Webcast” Gabelli 29th Annual Automotive Symposium.

CSK Auto Corporation is the parent company of CSK Auto, Inc., a specialty retailer in the automotive aftermarket. As of July 31, 2005, the Company operated 1,142 stores in 19 states under the brand names Checker Auto Parts, Schuck’s Auto Supply and Kragen Auto Parts.

SOURCE: CSK Auto Corporation, Phoenix

CONTACT: Brenda J. Bonn (602.631.7483)